UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2010

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On March 16, 2010, Alphatec Holdings, Inc. held a Special Meeting of Stockholders (the “Special Meeting”) in New York City, New York, at which one proposal was presented to the Company’s stockholders for consideration. Only stockholders of record at the close of business on February 9, 2010 (the “Record Date”), were entitled to notice of, and to vote at, this Special Meeting. The Company had 52,543,972 shares of common stock issued and outstanding as of the Record Date. The following proposal was presented at the Special Meeting:

Approval of the issuance of 24,000,000 shares of the Company’s common stock in consideration for 100% of the outstanding shares of Scient’x S.A.

The number of shares of common stock of the Company represented by registered stockholders or their duly appointed proxies present in person, or present at the Special Meeting represented by proxy, was 41,344,659 shares of common stock of the Company, representing approximately 78.6% of the total shares eligible to vote. The Company’s appointed inspectors of elections have certified the following voting results.

With respect to the proposal presented at the Special Meeting, such proposal was approved by a majority of shares that were present at the Special Meeting either in person or by proxy, and that the result of such vote taken was as follows:

Votes
FOR	41,263,039
AGAINST	81,220
ABSTAIN	400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)
Date: March 22, 2010	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Vice President